Exhibit 5.1

Loeb&Loeb LLP 345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990

January 26, 2024

Polar Power, Inc.

249 E. Gardena Boulevard

Gardena, California 90248

Ladies and Gentlemen:

We have acted as counsel to Polar Power, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), for the issuance and sale from time to time, on a delayed basis, by the Company of (i) common stock, par value $0.0001 per share (the “Common Stock”), (ii) preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), (v) units consisting of one or more of the foregoing (the “Units”), (vi) subscription rights to purchase one or more shares of Common Stock, shares of Preferred Stock or other securities (the “Subscription Rights”), and/or (vii) any combination of the foregoing securities, in each case as contemplated by the Registration Statement (including the prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Subscription Rights are collectively referred to herein as the “Securities.” The Securities being registered are for a maximum aggregate offering price of $100,000,000. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Act, at which time it is contemplated that the Prospectus will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

We have been advised by the Company and, for purposes of this opinion, we have assumed that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s board of directors, or in an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), to be approved by the Company’s board of directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

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2.  The Debt Securities (including any Debt Securities included in Units and Subscription Rights) will be issued pursuant to an indenture (the “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”). The Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Debt Securities to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We further assume such Debt Securities and such Indenture, shall be governed by the laws of the State of New York;

3. The Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and the holder or beneficial owner or between the Company and a warrant agent (the “Warrant Agent”) to be identified in the applicable Prospectus Supplement (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Warrants to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We further assume such Warrants and, if applicable, such Warrant Agreement shall be governed by the laws of the State of New York;

4. The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) to be entered into between the Company and a financial institution acting as unit agent (the “Unit Agent”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Units to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We further assume such Unit Agreement shall be governed by the laws of the State of New York;

5. The Subscription Rights will be issued pursuant to a subscription rights agreement (the “Subscription Rights Agreement”) to be entered into between the Company and to be entered into between the Company and a bank or trust company as rights agent (the “Rights Agent”). The Subscription Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Units to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement. We further assume such Subscription Rights Agreement shall be governed by the laws of the State of New York; and

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6. The number of shares of Common Stock and Preferred Stock to be offered and sold subsequent to the date hereof under the Registration Statement, together with the number of shares of Common Stock and Preferred Stock of the same class issuable upon exercise, conversion or exchange of any Securities will not, in the aggregate, exceed the number of shares of each such class of Common Stock or Preferred Stock authorized in the Certificate of Incorporation.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under such Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

To the extent that the obligations of the Company under any Unit or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Unit Agent under each Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

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To the extent that the obligations of the Company under any Subscription Rights or Subscription Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Rights Agent under each Subscription Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Subscription Rights Agreement; (iii) has duly authorized, executed and delivered such Subscription Rights Agreement and such Subscription Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Subscription Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Subscription Rights Agreement.

We have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all shares of Common Stock and Preferred Stock; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the shares of Preferred Stock are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Company’s board of directors the power to confer such voting or inspection rights and the Company’s board of directors will have conferred such rights.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. The Common Stock, when (a) the issuance and terms of sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, and (b) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, will be validly issued, fully paid and nonassessable.

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2. The Preferred Stock, when (a) the issuance and terms of sale of the shares of Preferred Stock have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, (b) an appropriate certificate or certificates of designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has or have been duly authorized and adopted and filed with the Secretary of State of Delaware, (c) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws so as to not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its property, and (d) such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, will be validly issued, fully paid and nonassessable.

3. The Debt Securities, when (a) the issuance and terms of sale of the Debt Securities have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, (b) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered, (c) the terms of the offer, issuance and sale of such Debt Securities have been duly established in conformity with the Indenture, and all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee, (d) the Indenture and the offer, issuance and sale of the Debt Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Debt Securities have been duly executed, authenticated, and countersigned in accordance with the Indenture and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Indenture, and (f) such Debt Securities have been issued and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company.

4. The Warrants, when (a) the issuance and terms of sale of the Warrants have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation (b) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (c) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (d) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement, and (f) such Warrants have been issued and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company.

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5. The Units, when (a) the issuance and terms of sale of the Units have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, (b) the Unit Agreement relating to the Units has been duly authorized, executed and delivered, (c) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (d) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement, and (f) such Units have been issued and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company.

6. The Subscription Rights, when (a) the issuance and terms of sale of the Subscription Rights have been duly authorized by the board of directors of the Company in conformity with its Certificate of Incorporation, (b) the Subscription Rights Agreement relating to Subscription Rights has been duly authorized, executed and delivered, (c) the terms of the offer, issuance and sale of such Subscription Rights have been duly established in conformity with the Subscription Rights Agreement, (d) the Subscription Rights Agreement and the offer, issuance and sale of the Subscription Rights do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (e) such Subscription Rights have been duly executed and countersigned in accordance with the Subscription Rights Agreement and offered, issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement and the Subscription Rights Agreement, and (f) such Subscription Rights have been issued and delivered against payment of the purchase price therefor, will constitute valid and legally binding obligations of the Company.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We are opining solely on (i) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Constitution of the State of Delaware and all applicable judicial and regulatory determinations, and (ii) the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP